SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 Amendment No. 1
                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 10,1999


                       SQUARE SHOOTER INTERNATIONAL, LTD.
             Exact Name of registrant as specified in its charter)

            DELAWARE                       0-27153             95-4695878
            --------                       -------             ----------
     (State or other jurisdiction       (Commission          (I.R.S. Employer
   of incorporation or organization)     File No.)          Identification No.)


                                1130 FIRETHORN WAY
                              KNOXVILLE, TN 37923
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                (423) 531-5620
                         (Registrant's telephone number)


       860 Via De La Paz, Suite E-1, Pacific Palisades, California 9272
                                (Former address)

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on November 10, 1999.



Item 1. Change in Control of Registrant

Item 2. Acquisition or Disposition of Assets.

     On November 5,1999, United Raceways, Inc., a Delaware corporation ("United") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Square Shooter International, LLC ("Square Shooter"), a Delaware Limited Liability Company. Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth herein (including approval of the transaction by the shareholders), Square Shooter will be merged with and into United (the "Merger"). At the effective time of the merger, the separate existence of Square Shooter will cease and will be merged with United.

     Upon completion of the Merger, there shall be 15,000,000 shares of United common stock issued and outstanding, subject to such adjustments, held as follows: 14,500,000 common shares held by the shareholders of Square Shooter and 500,000 common shares held by the existing shareholders of United.

     Square Shooter is an emerging irrigation products company building upon a unique combination of patented products, services and strategic relationships. Square Shooter has developed a patented technology known as square sprinkling device. The patented technology allows an impact sprinkler to produce excellent water coverage with 40%-60% water savings. The sprinkler discharges water in a square pattern as opposed to a traditional circle pattern. The product has been third party tested for coverage. All units are manufactured in Taiwan under strict quality control steps with a Taiwanese-speaking Company employee/owner overseeing manufacturing.

     On the Merger Date, Square Shooter shall be merged into United. United shall be the surviving corporation in accordance with the applicable laws of the State of Delaware. United Raceways will file with the Delaware Secretary of State to change its name to Square Shooter International, Ltd.

                             Restricted     Unrestricted       % of Total
    Shareholders              Shares          Shares          Shares owned
    ------------             ----------     ------------      ------------
    Calvin Shieh and          3,912,000      400,000              28.7
    Re-Li Shieh

    Harold Roberts            3,838,000      300,000              27.6

    First Walker Family
    Trust Sally J. Rogers,                   365,000               9.7
    Trustee

    Daniel Wayne Brookshire
    and Jayne A. Brookshire     768,000      200,000               6.5

Item 5. Other Events

     On November 5, 1999, United Raceways, Inc ("United") received and accepted the resignation of officers Larry Todt as President, George Todt as Secretary and James Walters as Vice President. On that same date, Officer, Calvin Shieh was appointed President and CEO, Dan Brookshire, Vice President and Wayne Story was appointed CFO by action of Unanimous Written Consent. Appointed Directors included: Harold Roberts, Chairman, Calvin Shieh, Dan Brookshire and Ed Harman.


     On March 24, 2000, Harold Roberts resigned as Chairman of the Board of Directors of Square Shooter International, Ltd. while retaining his seat on the Board of Directors. Also on March 24, 2000, Dan Brookshire was named as the successor Chairman of the Board of Directors; Graham E. Gill was elected as an additional member of the Board of Directors; and Edgar Harman was appointed to replace Wayne Story as Chief Financial Officer. Pursuant to the terms of the Bylaws of Square Shooter International, Ltd., each director is to serve for a one year term or until the next succeeding annual meeting of shareholders where directors are elected, whichever occurs last.



ITEM 7. Financial Statements and Exhibits.


     The registrant hereby amends its report on Form 8-K filed on November 10, 1999 by deleting the response to Item 7 and replacing it with the following:

     (a)  Financial statements of business acquired.

          Included as Exhibit 99.2 and incorporated herein by reference.

     (c)  Exhibits

         2.1 Agreement and a Plan of Merger, dated November 5, 1999, by and between United Raceways, Inc., a Delaware Corporation and Square Shooter International, LLC, a Delaware Limited Liability Company*

        99.1 Press Release issued by United Raceway, Inc. and Square Shooter International, LLC on November 8, 1999*

        99.2 The following financial statements of Square Shooter International, LLC together with the report by Weinberg & Co. for the periods stated therein:

               Balance Sheet as of September 30, 1999

               Statements of Operations and Members' Deficiency for the year ended September 30, 1999 and for the period from June 1, 1998 (Inception) to September 30, 1999

               Statement of Cash Flow for the year ended September 30, 1999 and for the period from June 1, 1998 (Inception) to September 30, 1999

               Notes to Financial Statements as of September 30, 1999.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SQUARE SHOOTER INTERNATIONAL, LTD.

Amendment No. 1
Date:   March 31, 2000                    By:    /s/ Calvin Shieh
                                                  -----------------------------
                                                  President and Chief Executive
                                                  Officer